                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                    -------------

                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report:    July 10, 1997
Date of earliest
  event reported:  June 10, 1997


                         THE EQUITABLE COMPANIES INCORPORATED

                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

         Delaware                  1-11166                 13-3623351
---------------------------- ------------------------   -------------------
(State or other jurisdiction (Commission File Number)    (IRS Employer
    of incorporation)                                  Identification No.)



     1290 Avenue of the Americas
         New York, New York                                10104
    ------------------------------                       ---------
(Address of principal executive offices)                (Zip Code)


                                    (212) 554-1234
              ----------------------------------------------------------
                 (Registrant's telephone number, including area code)

                                         None
              ----------------------------------------------------------
                (Former name or address, if changed since last report)

ITEM 5.       OTHER EVENTS

SELECTION OF NEW PRESIDENT AND CEO

    On July 9, 1997 Joseph J. Melone, President and Chief Executive Officer of The Equitable Companies Incorporated (the "Company"), announced the selection of Edward D. Miller to succeed Mr. Melone as President and Chief Executive Officer of both the Company and its principal insurance subsidiary, The Equitable Life Assurance Society of the United States ("Equitable Life"). Mr. Melone said that he will recommend the appointments at Board of Directors meetings to be held on July 17, 1997.

    Mr. Miller also is expected to be elected a member of the Boards of Directors of the Company and Equitable Life, and will become a member of the Executive Committee of AXA-UAP ("AXA"). Mr. Melone will continue as Chairman of Equitable Life and will become Chairman of the Executive Committee of the Company.

    Mr. Miller previously held a series of senior positions with Manufacturers Hanover Trust Company, Chemical Banking Corporation and The Chase Manhattan Corporation ("Chase"), most recently serving as Senior Vice Chairman of Chase until April 1997.

REDEMPTION OF DEBENTURES AND PREFERRED STOCK OF THE COMPANY

    The Company announced on June 27, 1997 that it has elected to redeem (the "Redemptions") on August 4, 1997 (the "Call Date") all of its outstanding 6-1/8% Convertible Subordinated Debentures due 2024 (the "Debentures") and all outstanding shares of its Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") and Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Stock", and together with the Series C Preferred Stock, the "Preferred Stock").

    On June 27, 1997 there were outstanding approximately $364.2 million principal amount of the Debentures (having a carrying value of $339.5 million), 50,017 shares of the Series C Preferred Stock (having an aggregate liquidation value of $25.0 million) and 822,460 shares of the Series E Preferred Stock (having an aggregate liquidation value of $411.2 million). The redemption of the Series C Preferred Stock includes the redemption of Depository Shares representing shares of the Series C Preferred Stock. Approximately 95% of the outstanding Series E Preferred Stock is owned by AXA.

    Holders of record of the Debentures on the Call Date will be entitled to receive that number of shares of Common Stock determined by dividing the principal amount of the Debentures held by such holder by the Conversion Price (currently $24.75) as of the opening of business on the Call Date (expected to equal approximately 40.4040 shares of Common Stock for each $1,000 principal amount of Debentures redeemed), together with cash representing interest accrued from July 22, 1997, the prior interest payment date. Holders of record of the Series C Preferred Stock and Series E Preferred Stock will be entitled to receive 20.4082 shares of Common Stock for each share of Preferred Stock redeemed, together with cash representing dividends accrued from July 22, 1997, the prior dividend payment date. The Company will pay cash in lieu of any fractional share of Common Stock.

    From and after the close of business on the Call Date, the Debentures and the Preferred Stock shall cease to accrue interest and dividends, respectively, and each holder thereof shall be deemed to be the holder of the number of shares of Common Stock for which such securities are to be redeemed, regardless of whether such holder has surrendered the certificates for the securities, and the only right of such holder shall be to receive the shares of Common Stock and cash representing accrued interest or dividends, as the case may be, since July 22, 1997 and cash in lieu of any fractional share thereof payable upon such redemption, without interest, from the Call Date.

    The Debentures and the Preferred Stock to be redeemed are convertible at the option of the holder on the terms and subject to the conditions set forth in the instruments governing these securities. The right of holders of Debentures and Preferred Stock to convert all or a portion of such securities into shares of Common Stock shall terminate at the close of business on the Call Date.

    Upon redemption of the Debentures and Preferred Stock or conversion thereof prior to the Call Date, approximately 32.5 million additional shares of Common Stock will be issued by the Company. On July 1, 1997 the Company had approximately 187.3 million Common Shares outstanding.

    The following table sets forth the consolidated capitalization of the Company at March 31, 1997 and as adjusted to give effect to the Redemptions as of such date. The financial data at March 31, 1997 in the following table are derived from the Company's unaudited consolidated balance sheet at March 31, 1997.



                                                                  AT MARCH 31, 1997
                                                           -------------------------------
                                                           THE EQUITABLE     THE EQUITABLE
                                                              HISTORICAL      AS ADJUSTED
                                                           ---------------   -------------
                                                                     (IN MILLIONS)
DEBT:
Short-term debt
   Company. . . . . . . . . . . . . . . . . . . . . . . .      $    20.0        $    20.0
   Subsidiaries of Company. . . . . . . . . . . . . . . .        2,708.5          2,708.5
Long-term debt
   Company. . . . . . . . . . . . . . . . . . . . . . . .          908.3            569.0
   Subsidiaries of Company. . . . . . . . . . . . . . . .        3,104.0          3,104.0
                                                               ---------         --------
        Total debt. . . . . . . . . . . . . . . . . . . .        6,740.8          6,401.5

SHAREHOLDERS' EQUITY:
Series C Convertible Preferred Stock; $1.00 par value;
   $500.00 stated value; 2.0 million shares authorized;
   50,017 shares issued and outstanding (liquidation value
   $25.0 million); no shares issued and outstanding as
   adjusted . . . . . . . . . . . . . . . . . . . . . . .           24.4             --
Series D Convertible Preferred Stock; $1.00 par value;
   $550.00 stated value; 60,000 shares authorized, issued
    and outstanding (liquidation value $30.0 million) . .          325.4            325.4
Stock Employee Compensation Trust (Series D Convertible
   Preferred Stock held in trust) . . . . . . . . . . . .         (325.4)          (325.4)
Series E Convertible Preferred Stock; $1.00 par value;
   $500.00 stated value; 2.0 million shares authorized;
   822,460 shares issued and outstanding (liquidation
   value $411.2 million); no shares issued and outstanding
   as adjusted. . . . . . . . . . . . . . . . . . . . . .          380.2             --
Common Stock; $0.01 par value; 500 million shares
   authorized; 186.5 million shares issued and outstanding;
   219.0 million shares issued and outstanding as
   adjusted . . . . . . . . . . . . . . . . . . . . . . .            1.9              2.2
Capital in excess of par value. . . . . . . . . . . . . .        2,797.3          3,537.3
Retained earnings . . . . . . . . . . . . . . . . . . . .          752.7            752.7
Net unrealized investment losses. . . . . . . . . . . . .          (58.5)           (58.5)
Minimum pension liability . . . . . . . . . . . . . . . .          (12.9)           (12.9)
                                                               ---------         --------

        Total shareholders' equity. . . . . . . . . . . .        3,885.1          4,220.8
                                                               ---------         --------

Total Capitalization. . . . . . . . . . . . . . . . . . .      $10,625.9        $10,622.3
                                                               ---------        ---------
                                                               ---------        ---------

Common Shareholders' Equity . . . . . . . . . . . . . . .      $ 3,448.9        $ 4,220.8
                                                               ---------        ---------
                                                               ---------        ---------


ALLIANCE

  Under current law, Alliance Capital Management L.P. ("Alliance"), as a partnership, generally is not subject to Federal income tax. However, current law also provides that, as a consequence of the public trading of units representing assignments of beneficial ownership of limited partnership interests of Alliance ("Units"), Alliance will be treated as a corporation for Federal income tax purposes beginning on January 1, 1998. Alliance, Equitable Life and AXA have been examining possible actions, if any, which might be responsive to this potential change in Alliance's tax status. On June 24, 1997, Alliance announced plans for a transaction (the "Transaction"), to be accomplished through a merger expected to be consummated in December 1997. In connection with such merger, Alliance Capital Management Corporation II ("ACMC II"), a Delaware corporation, would become the general partner of Alliance as discussed below and Alliance would merge with a wholly-owned subsidiary of ACMC II formed for the sole purpose of consummating the merger, with Alliance as the surviving entity. In such merger, holders of Units would exchange their existing Units for an equal number of shares of Class A Common Stock of ACMC II, unless such holders elected to continue as limited partners in Alliance, which would cease to be a publicly traded limited partnership as described in the following sentence, or elected to participate in a cash alternative as described below should Equitable Life decide to offer such an alternative. Following the Transaction, the Units would be subject to severe restrictions on transferability, and Alliance would be come a private limited partnership. Depending on the number of holders of Units who elect not to exchange their Units for ACMC II Class A Common Stock, the Units may become eligible for termination of registration under Section 12(b)(4) of the Securities Exchange Act of 1934. Application would be made to list the ACMC II Class A Common Stock on the NYSE.

  In addition, Equitable Life is considering offering a cash alternative in the Transaction to allow holders of Units to sell their Units to Equitable Life. The total cash amount in the Transaction would be limited to approximately $300 million or a lesser amount in order to preserve an adequate float in the ACMC II Class A Common Stock following the Transaction. Equitable Life has not finally determined whether to offer a cash alternative in the Transaction, the amount thereof or the price per Unit it would offer.

  Equitable Life intends to vote its Units in favor of the Transaction and to elect to retain its Units and not exchange them for ACMC II Class A Common Stock. As part of the Transaction, Alliance Capital Management Corporation, a subsidiary of Equitable Life, would contribute its 1% general partnership interest in Alliance to ACMC II in exchange for ACMC II Class B Common Stock and ACMC II would replace Alliance Capital Management Corporation as the general partner of Alliance and, as a consequence, would be subject to liabilities of Alliance as provided by Delaware law. The ACMC II Class B Common Stock would have sufficient voting power for Alliance Capital Management Corporation to control ACMC II.

  As a result of the Transaction, ACMC II would hold the partnership interests in Alliance formerly represented by the Units that were exchanged and would receive its pro rata share of Alliance's earnings and distributions. Alliance currently expects its distribution policy to remain unchanged and that ACMC II would pay substantially all of the distributions it receives from Alliance, less taxes, as dividends to holders of its Class A and Class B Common Stock.

  Alliance has stated that it would not proceed with plans for the Transaction if, during 1997, it determines that changes in federal tax law would make it preferable for Alliance to retain its current ownership form. Tax legislation now under consideration by the Congress provides for permanent partnership tax status for certain publicly traded partnerships, including Alliance, but would subject those partnerships to a new excise tax on gross income. The Transaction is also subject to customary regulatory approvals, final approval by the Board of Directors of Alliance Capital Management Corporation, the approval of Alliance's limited partners and certain other conditions.

  On June 24, 1997 Alliance announced that it would take a non-recurring non-cash charge of $121 million in the quarter ending June 30, 1997 to reduce the recorded value of goodwill and contracts associated with Alliance's acquisition of Cursitor Holdings, L.P. and Cursitor Holdings Limited. The Company owns approximately 58% of Alliance. The impact of this charge taken by Alliance on the Company's after-tax consolidated net earnings to be reported for the quarter ending June 30, 1997 is estimated to be approximately $60 million.

EQUITABLE REAL ESTATE

  The previously announced sale of Equitable Real Estate Investment Management, Inc. (other than its interest in Column Financial, Inc.) and Equitable Agri-Business, Inc. was completed on June 10, 1997.

                                      SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed hereunto duly authorized.


                                     THE EQUITABLE COMPANIES INCORPORATED
                                    (Registrant)




                                     By    /s/ Stanley B. Tulin
                                         -----------------------------------
                                         Name: Stanley B. Tulin
                                         Title: Executive Vice President
                                                 and Chief Financial Officer


DATE:  July 10, 1997